Exhibit 10.5

Execution Copy

BIRNER DENTAL MANAGEMENT SERVICES, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December 28, 2017 by and among BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (the “Company”), and each of the investors set forth on the signature pages hereto (each, the “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Securities Purchase Agreement, dated as of December 28, 2017 (the “Purchase Agreement”), relating to the issue and sale to the Investors of convertible senior subordinated secured loan notes (collectively, the “Notes”) and shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”);

WHEREAS, the Notes and the shares of Series A Preferred Stock are convertible into shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”);

WHEREAS, the shares of Series B Preferred Stock are convertible into shares of common stock, without par value per share, of the Company (the “Common Stock”); and

WHEREAS, the obligations of the Company and the Investors under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Investors.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1           Definitions. For purposes of this Agreement, the following capitalized terms have the following meaning:

“Affiliate” means with respect to any Person, any other Person (i) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) that beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

“Agreement” has the meaning ascribed to such term in the preamble hereof.

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“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Common Stock” has the meaning ascribed to such term in the recitals hereof.

“Company” has the meaning ascribed to such term in the preamble hereof.

“Company Demand Registration Notice” has the meaning set forth in Section 2.1(a).

“Company Underwriting Notice” has the meaning set forth in Section 2.3(a)(i)(B).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) have meanings correlative thereto.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means: (i) a registration on Form S-8 or otherwise relating to the sale of securities to employees of the Company or its Affiliate pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on Form S-4 or otherwise relating to a transaction governed by Rule 145; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion or exchange of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

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“Holder Demand Registration Notice” has the meaning set forth in Section 2.1(a).

“Holder Notice” has the meaning set forth in Section 2.3(a)(ii).

“Holder Underwriting Notice” has the meaning set forth in Section 2.3(a)(i)(B).

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investor(s)” has the meaning ascribed to such term in the preamble hereof.

“Long-Form Registration” has the meaning set forth in Section 2.1(a).

“Notes” has the meaning ascribed to such term in the recitals hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggy-Back Underwriting Notice” has the meaning set forth in Section 2.3(a)(i)(B).

“Purchase Agreement” has the meaning ascribed to such term in the recitals hereof.

“Registrable Securities” means (a) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (b) any shares of Common Stock issued or issuable with respect to any shares described in (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

“Selling Holder Counsel” has the meaning set forth in Section 2.6.

“Series A Preferred Stock” has the meaning ascribed to such term in the recitals hereof.

“Series B Preferred Stock” has the meaning ascribed to such term in the recitals hereof.

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“Short-Form Registration” has the meaning set forth in Section 2.1(b).

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries, or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with U.S. generally accepted accounting principles consistently applied and as in effect at the relevant time or the relevant period such entity is consolidated with the first-named Person for financial statement purposes.

“Underwriting Initiating Holder” has the meaning set forth in Section 2.3(a)(i).

SECTION 2

REGISTRATION RIGHTS

2.1           Demand Registration.

(a)          Form S-1 Demand. If the Company receives written notice (each, a “Holder Demand Registration Notice”) from the Holders of at least a majority of the Registrable Securities then outstanding (on an “as-converted basis”, as defined in the Purchase Agreement), requesting that the Company file a Form S-1 with respect to the resale of outstanding Registrable Securities held by such Holders (a “Long-Form Registration”), then the Company shall: (i) within ten (10) days after the date such request is received by the Company, send written notice thereof (each, a “Company Demand Registration Notice”) to all Holders other than the Initiating Holders; and (ii) use reasonable efforts to, as soon as practicable, but no later than sixty (60) days after the date such request is given by the Initiating Holders (or if such day is not a Business Day, then by the end of the next Business Day), file a Long-Form Registration under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such Long-Form Registration by any other Holders, as specified by a written notice given by each such Holder to the Company within ten (10) days of the date the Company Demand Registration Notice is given, and in each case, subject to the limitations set forth herein.

(b)          Form S-3 Demand. If the Company is eligible to use a Form S-3 or similar short-form registration statement and the Company receives a Holder Demand Registration Notice from the Holders of at least a majority of the Registrable Securities then outstanding (on an “as-converted basis”, as defined in the Purchase Agreement), requesting that the Company file a Form S-3 or similar short-form registration statement with respect to the resale of outstanding Registrable Securities of such Holders (a “Short-Form Registration”), then the Company shall: (i) within ten (10) days after the date such request is given, send a Company Demand Registration Notice to all Holders other than the Initiating Holders; and (ii) within thirty (30) days after the date such request is given by the Initiating Holders (or if such day is not a Business Day, then by the end of the next Business Day), file a Short-Form Registration under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such Short-Form Registration by any other Holders, as specified by a written notice given by each such Holder to the Company within ten (10) days of the date the Company Demand Registration Notice is given, and in each case, subject to the limitations set forth herein.

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(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under applicable law or a material agreement of the Company, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is received by the Company; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register the sale of any equity securities for its own account or that of any other shareholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 under the following circumstances: (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1; or (iii) if the Registrable Securities are eligible to be sold under Rule 144 without volume, manner-of-sale or any other restrictions. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) if the Initiating Holders propose to dispose of Registrable Securities that at such time may instead be registered on Form S-3 or similar short-form registration form pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) if the Company has effected any registration pursuant to Section 2.1(b) within the six (6) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC.

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2.2           Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such shares solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the request of each Holder given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3           Underwriting Requirements.

(a)          (i)             If any Holders intend to dispose of Registrable Securities by means of an underwritten offering (each such Holder, an “Underwriting Initiating Holder”), they shall so advise the Company in writing as follows:

(A)         if the Underwriting Initiating Holders intend to effect such underwritten offering pursuant to a registration statement that has not yet been filed with the SEC, such Underwriting Initiating Holders shall advise the Company of their intent to effect an underwritten offering and the amount of Registrable Securities they intend to include therein in the Holder Demand Registration Notice they furnish to the Company in accordance with Section 2.1(a) or Section 2.1(b), as applicable (and the Company shall include such information in the applicable Company Demand Registration Notice); or

(B)          if the Underwriting Initiating Holders intend to effect such underwritten offering pursuant to a registration statement that has already been filed with the SEC in accordance with Section 2.1(a) or Section 2.1(b) (regardless of whether such registration statement has been declared effective), such Underwriting Initiating Holders shall advise the Company of their intent to effect an underwritten offering and the amount of Registrable Securities that they intend to include therein in a notice (a “Holder Underwriting Notice”) to be received by the Company at least twenty (20) days prior to the anticipated date of commencement of marketing efforts for such underwritten offering. Upon receiving a Holder Underwriting Notice, the Company shall: (I) within ten (10) days after such receipt, send a notice (the “Company Underwriting Notice”) to all Holders (other than the Underwriting Initiating Holders) of Registrable Securities included in such registration statement, advising such Holders of the information contained in the Holder Underwriting Notice and of the right of such Holders under this Agreement to participate in the applicable underwritten offering; and (II) shall include in such underwritten offering all Registrable Securities requested to be included in such offering by such other Holders, as specified by written notice (each, a “Piggy-Back Underwriting Notice”) given by each such Holder to the Company within ten (10) days of the date the Company Underwriting Notice is given, and in each case, subject to the limitations set forth herein.

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(ii)           The Company shall have the right to select the underwriter(s) for any underwritten offering pursuant to this Section 2.3, which shall be reasonably acceptable to a majority in interest of the participating Holders (determined according to each participating Holder’s relative share of Registrable Securities proposed to be included in such underwritten offering according to its Holder Registration Demand Notice, Holder Underwriting Notice, Piggy-Back Registration Notice or Piggy-Back Underwriting Notice, as applicable (each a “Holder Notice”)). In such event, the right of any Holder to include such Holder’s Registrable Securities in such underwritten offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the lead underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Underwriting Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Underwriting Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering, which number shall be determined by the Company based on the advice of the underwriter(s), shall be allocated among such Holders of Registrable Securities, including the Underwriting Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities originally proposed to be offered by each Holder in the applicable Holder Notices or in such other proportion as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(iii)          Notwithstanding the foregoing, in connection with any proposed underwritten offering pursuant to this Section 2.3, the Company shall have no obligation to prepare or file the applicable registration statement or commence marketing of such offering if: (i) if the anticipated aggregate offering price to the public is not reasonably expected to exceed $1 million; or (ii) the Company has previously commenced marketing of one (1) underwritten offering pursuant to this Agreement.

(b)          In connection with any offering involving an underwriting of shares of the Common Stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company or other shareholders of the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4           Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

(a)          use reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that, in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, the Company shall use reasonable efforts to keep the registration statement effective (including by amendment, supplement or replacement) until such securities are no longer Registrable Securities;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under applicable securities laws of states or other jurisdictions; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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(h)          promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement;

(i)           notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration or sale of such Holder’s Registrable Securities.

2.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred by the Company in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000 (except in the case of a Long-Form Registration, where such limit shall instead be $45,000), of one law firm acting as counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8           Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who Controls the Company, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

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(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

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2.9           Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of such exemptions.

2.10         Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration will be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.8.

SECTION 3

MISCELLANEOUS

3.1           Successors and Assigns. The rights under this Agreement may only be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is an Affiliate of a Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2           Governing Law; Venue; Jury Trial Waiver.

(a)          This Agreement is to be construed in accordance with and governed by the laws of the State of Colorado. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement may be brought in the courts of the State of Colorado or of the United States of America located in the Denver County, Colorado, as the Holders may elect, and, by execution and delivery hereof, the Company accepts and consents for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Holder, as applicable, in writing, with respect to any action or proceeding brought by the Company against the Holders. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Holder to bring proceedings against the Company in the courts of any other jurisdiction.

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(b)          EACH OF THE HOLDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM, SUIT, PROCEEDING OR OTHER LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS ENTERING INTO THIS AGREEMENT.

3.3           Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

3.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5           Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic transmission to the email address set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by electronic transmission to the email address set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below or on the signature pages to this Agreement with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when received by another party. A party may change or supplement the addresses set forth on the signature page hereto, or designate additional addresses (or electronic addresses for electronic transmissions), for purposes of this Section 3.5 by giving the other party written notice of the new address in the manner set forth above.

3.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this section shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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3.7           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.8           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9           Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., as the Company

By:	/s/ Dennis N. Genty
Name:	Dennis N. Genty
Title:	Chief Financial Officer

Address for notices:

Birner Dental Management Services, Inc.
1777 S. Harrison Street
Suite 1400
Denver, Colorado 80210
Attn.: Chief Financial Officer
Email: dgenty@perfectteeth.com

with a copy to:

Faegre Baker Daniels
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
Attention: Douglas R. Wright, Esq.
Email: Douglas.Wright@FaegreBD.com

[Company Signature Page to Registration Rights Agreement]

Palm Global Small Cap Master Fund LP, as Investor

By:	/s/ Jason Woody
Name:	Jason Woody
Title:	Director

Name and Address of Holder:

Palm Global Small Cap Master Fund LP

c/o Palm Management (US) LLC

19 West Elm Street

Greenwich, CT 06830

Attn: Craig Connors

Email: cconnors@palmventures.com

with a copy to:

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114-1291

Attention: Derek D. Bork, Esq.

Email: Derek.Bork@ThompsonHine.com

[Investor Signature Page to Registration Rights Agreement]

Palm Active Dental, LLC, as Investor

By:	/s/ Jason Woody
Name:	Jason Woody
Title:	Secretary

Name and Address of Investor:

Palm Active Dental, LLC

c/o Palm Management (US) LLC

19 West Elm Street

Greenwich, CT 06830

Attn: Craig Connors

Email: cconnors@palmventures.com

with a copy to:

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114-1291

Attention: Derek D. Bork, Esq.

Email: Derek.Bork@ThompsonHine.com

[Investor Signature Page to Registration Rights Agreement]